UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2021

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On February 17, 2021, Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), issued $500,000,000 aggregate principal amount of 4.625% Senior Guaranteed Notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 4.875% Senior Guaranteed Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
The Notes were issued pursuant to an indenture, dated as of February 17, 2021 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
The 2029 Notes bear interest at an annual rate of 4.625% and the 2031 Notes bear interest at an annual rate of 4.875%. Interest on the Notes is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2021. The 2029 Notes will mature on March 1, 2029 and the 2031 Notes will mature on March 1, 2031.
The Notes are the Company’s general unsecured senior obligations and rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness and will rank senior in right of payment to all of the Company’s future subordinated indebtedness. The Notes are effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on an unsecured senior basis by the Company’s material direct and indirect wholly-owned domestic subsidiaries and, therefore, are structurally senior to any of the Company’s existing and future indebtedness that is not guaranteed by such guarantors and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.
The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to create certain liens on property that secure indebtedness, enter into sale and leaseback transactions, merge or consolidate with another company, and transfer or sell all or substantially all of the Company’s assets. Upon the occurrence of a “change of control triggering event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Company may redeem any of the 2029 Notes beginning on March 1, 2024. The initial redemption price of the 2029 Notes is 102.313% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Such redemption price will decline each year after March 1, 2024, and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on March 1, 2026. The Company may also redeem some or all of the 2029 Notes at any time and from time to time prior to March 1, 2024 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Company may redeem any of the 2031 Notes beginning on March 1, 2026. The initial redemption price of the 2031 Notes is 102.438% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Such redemption price will decline each year after March 1, 2026, and will be 100% of their principal amount, plus accrued and unpaid interest, beginning on March 1, 2029. The Company may also redeem some or all of the 2031 Notes at any time and from time to time prior to March 1, 2026 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time and from time to time on or prior to March 1, 2024, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of any series of the Notes (calculated after giving effect to any issuance of additional notes to such series of Notes) with the net cash proceeds from one or more equity offerings, at a redemption price of 104.625%, in the case of the 2029 Notes, or 104.875%, in the case of the 2031 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 65% of the original aggregate principal amount of the applicable series of Notes (calculated after giving effect to any issuance of additional notes to such series of Notes) issued under the Indenture remain outstanding after each such redemption.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes of either series to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The Company intends to use the net proceeds from the Notes to (i) redeem all of the Company’s 4.875% Senior Secured Notes due 2024, the Company’s 6.375% Senior Guaranteed Notes due 2025, Cleveland-Cliffs Steel Corporation’s (f/k/a AK Steel Corporation) 7.625% Senior Notes due 2021, Cleveland-Cliffs Steel Corporation’s 7.50% Senior Notes due 2023 and Cleveland-Cliffs Steel Corporation’s 6.375% Senior Notes due 2025 and pay fees and expenses in connection with such redemptions and (ii) reduce borrowings under the Company’s existing asset-based revolving credit facility entered into on March 13, 2020 (as amended, the “ABL Facility”), although the Company has no legal obligation to do so and the selection of any particular redemption or repayment date, as applicable (subject to the requirements of the indentures governing such notes and the credit agreement governing the ABL Facility), is in the Company’s discretion.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms of the Indenture and the Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.
Exhibit Number	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	February 17, 2021	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary
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